Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement dated as of December 19, 2002 (this "Agreement"), by and between Penn Virginia Resource Partners, L.P., a Delaware limited partnership ("Issuer"), and Peabody Natural Resources Company, a Delaware general partnership ("Peabody").

WHEREAS, as an inducement to Peabody to cause it to enter into the Purchase and Sale Agreement dated as of the date hereof (the "Purchase Agreement") by and among Issuer, Peabody, Eastern Associated Coal Corp., a West Virginia corporation, and Peabody Energy Corporation, a Delaware corporation, Issuer agreed to enter into this Agreement; and

WHEREAS, this Agreement is being executed and delivered contemporaneously with the closing of the transactions contemplated under the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

    Definitions

    Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following capitalized terms have the indicated meanings:

    "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "Additional Shelf Registration" has the meaning set forth in Section 3(g) of this Agreement.

    "Advice" has the meaning set forth in the last paragraph of Section 5 of this Agreement.

    "Affiliate" means, with respect to a specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Class B Common Units" means Issuer's Class B Common Units issued pursuant to the Purchase Agreement.

    "Commission" means the Securities and Exchange Commission.

    "Common Unit" has the meaning ascribed thereto in the First Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. dated as of October 30, 2001, as amended, modified, supplemented or restated from time to time.

    "Final Date" has the meaning set forth in Section 3(b)(i) of this Agreement.

    "Holder" means Peabody, for so long as it owns any Registrable Securities, and each of its successors, assignees and direct and indirect transferees who become registered owners of Registrable Securities in accordance with Section 6 and Section 10 and who are permitted assignees hereunder in accordance with Section 11(i).

    "Issuer Shelf Registration Statement" has the meaning set forth in Section 4(a) of this Agreement.

    "Lock-Up Agreement" has the meaning set forth in Section 6 of this Agreement.

    "Locked-Up Holder" means any Holder that, together with any of its Affiliates or any "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of which such Holder or its Affiliates is a part, directly or indirectly is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 3% or more of the then outstanding Common Units.

    "Lock Up Period" has the meaning set forth in Section 10(a) of this Agreement.

    "Person" means any individual, partnership, corporation, trust, limited liability company or unincorporated organization, or a government or agency or political subdivision thereof.

    "Piggyback Registration" shall have the meaning set forth in Section 4(a) of this Agreement.

    "Recognized Bank" has the meaning set forth in Section 3(d) of this Agreement.

    "Registrable Securities" means, subject to Section 2,  any Class B Common Units that remain outstanding after the Trigger Date (as defined below),  the Common Units issued pursuant to the Purchase Agreement,  the Common Units issued or issuable upon conversion of the Class B Common Units pursuant to the MLP Amendment and  any Common Units distributed to any Holder by Issuer as the result of a unit dividend, unit split, recapitalization, reclassification or other similar event pursuant to which a Holder receives additional Common Units based on such Holder's ownership of the securities described in clauses (i), (ii) or (iii) of this definition.

    "Registration Expenses" means all expenses incident to Issuer's performance of or compliance with Sections 3, 4 and 5 of this Agreement, including without limitation: all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for the Selling Holders in connection with any blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Issuer's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or national market on which similar securities issued by Issuer are then listed or quoted, fees and disbursements of counsel for Issuer and its independent certified public accountants (including the expenses of any special audit, special procedures or comfort letters required by or incident to such performance), the reasonable fees and expenses of any special experts retained by Issuer in connection with such registration, fees and expenses of other Persons retained by Issuer, and reasonable fees and expenses of one counsel for the Selling Holders incurred in connection with each registration hereunder, which counsel shall be reasonably acceptable to Issuer; provided, however, that Registration Expenses shall not include any underwriting discounts, selling commissions or transfer taxes in connection with any sale of Registrable Securities.

    "Representative" has the meaning set forth in Section 11(k) of this Agreement.

    "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement hereunder.

    "Shelf Registration" has the meaning set forth in Section 3(a) of this Agreement.

    "Take-Down Request" has the meaning set forth in Section 3(b)(ii) of this Agreement.

    "Transfer" has the meaning set forth in Section 10(a) of this Agreement.

    "Trigger Date" means the earlier of the date of the conversion of the Class B Common Units into Common Units pursuant to the MLP Amendment and the date upon which the Class B Common Units, pursuant to the MLP Amendment, become entitled to quarterly distributions in an amount equal to 115% of the quarterly cash distributions payable on the Common Units.

    Registrable Securities

    Any Registrable Security will cease to be a Registrable Security when a registration statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, it is disposed of in a broker's transaction pursuant to Rule 144 (or any similar provision then in force) under the Act, or it has ceased to be outstanding.

    Shelf Registration

      Filing of Shelf Registration. Issuer will file, not later than June 19, 2003, a "shelf" registration statement on behalf of the Holders on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Act with respect to all of the Registrable Securities (the "Shelf Registration"). The Shelf Registration will contain a plan of distribution reasonably acceptable to the Representative that will include an underwriting plan of distribution. It is understood and agreed that Issuer shall not be precluded from filing any other "shelf" registration statement for any Person other than a Holder in addition to the Shelf Registration and that the provisions of this Section 3 with respect to the Shelf Registration shall not be applicable to any other such shelf registration statement.
      Effective Registration; Take-Down Request; Expenses.
        Issuer agrees to use its commercially reasonable efforts to have the Shelf Registration declared effective by the Commission as soon as practicable after the filing thereof. So long as any Registrable Securities remain outstanding, Issuer agrees to use its commercially reasonable efforts to keep the Shelf Registration continuously effective until the later of five (5) years following the date on which such Shelf Registration is declared effective by the Commission and such time as Peabody is no longer an Affiliate of Issuer (the later of such dates is the "Final Date"). Issuer further agrees to supplement or amend the Shelf Registration, if required by the Act or by the Holders of (or any underwriter for) a majority of outstanding Registrable Securities included in such Shelf Registration, and Issuer agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being filed with the Commission.
        At any time on or after the Lock-Up Period (as defined below) and prior to the Final Date, the Representative, on behalf of any Holder or Holders of an aggregate of 25% or more in number of units of then-outstanding Registrable Securities, may make up to four (4) written requests to Issuer for an underwritten offering under the Shelf Registration of all or part of its or their Registrable Securities (a "Take-Down Request"). In each case, such Take-Down Request will specify the number of units of Registrable Securities proposed to be sold. Within 10 days after receipt of such Take-Down Request, Issuer will give written notice thereof to all other Holders of Registrable Securities and include in such underwritten offering all Registrable Securities with respect to which Issuer has received written requests for inclusion therein within 15 days after the receipt by the applicable Holder of Issuer's notice.
        A request will not count as a Take-Down Request until the sale of Registrable Securities pursuant to such offering has been consummated, and Issuer will pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective, and any offering or sale under the Shelf Registration pursuant to a Take-Down Request; provided, however, that if Issuer has filed with the Commission in connection with any such offering either a preliminary prospectus or a final prospectus, in either case naming the managing underwriter or underwriters with respect to such offering, and Issuer has performed its obligations hereunder in all material respects and the reason any sale with respect to such offering is not consummated is due to the failure of any Holder to perform its obligations hereunder, the withdrawal of Registrable Securities by one or more Holders (other than pursuant to Section 3(f) below) or the failure to pursue the sale or inability of the Selling Holders to reach agreement with the underwriter or underwriters for the proposed sale on price or other customary terms, then, at the option of the Selling Holders, either (A) the Selling Holders shall promptly pay, or promptly reimburse Issuer to the extent already paid, all Registration Expenses in connection with such requested offering of Registrable Securities or (B) such request will count as a Take-Down Request.
      Underwritten Offering; Priority in Shelf Registrations. Subject to any Transfers (as defined below) of Registrable Securities in accordance with Section 10(c), the offering of Registrable Securities pursuant to the Shelf Registration shall be in the form of a "firm commitment" underwritten offering. If the managing underwriter or underwriters of such offering advise Issuer and the Holders that in their opinion the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, Issuer will include in such offering the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such amount shall be allocated pro rata among the Holders of Registrable Securities on the basis of the amount of Registrable Securities requested to be included in such offering by each such Holder.
      Selection of Underwriters. In connection with the first Take-Down Request, Issuer, at its option, shall either (i) select Lehman Brothers, Inc. to serve as the managing underwriter for the offering of Registrable Securities and Lehman Brothers, Inc. shall be entitled to select any other underwriters to serve as co-managers as it deems appropriate, or (ii) be entitled to select an underwriter (other than Lehman Brothers, Inc.), nationally-recognized for experience with (A) underwriting public offerings for master limited partnerships and (B) the coal industry (a "Recognized Bank"), to serve as the managing underwriter for the offering of Registrable Securities and Issuer shall be entitled to select such other underwriters to serve as co-managers as it deems appropriate, subject, in the case of this clause (ii), to the prior written approval of the Representative, which approval shall not be unreasonably withheld or delayed. For all subsequent Take-Down Requests, the Representative shall be entitled to select a Recognized Bank to serve as the managing underwriter, and such other underwriters to serve as co-managers, in each case, subject to the prior written approval of Issuer, which approval shall not be unreasonably withheld or delayed.
      Certain Limitation. Issuer shall not be required to effect more than two Take-Down Requests in any 12-month period.
      Deferral Rights. Notwithstanding anything to the contrary in this Agreement, Issuer may defer the filing or effectiveness (but not the preparation) of a registration statement required by this Section, and Issuer shall not be required to keep any such registration statement effective or useable for offers and sales of Registrable Securities, to file a post-effective amendment or prospectus supplement with respect to such registration statement or to otherwise supplement or amend any such registration statement or related prospectus, for an aggregate period not to exceed 60 days in any 12-month period in such increments of time that Issuer elects in its sole discretion if either Issuer or any of its Affiliates are then engaged in confidential negotiations or other confidential business activities, disclosure of which would, in the judgment of Issuer based on the advice of counsel, be required in such registration statement, prospectus, or amendment or supplement thereto (but would not be required if Issuer did not make such filing, supplement or amendment or such registration statement was not declared or kept effective and useable), and the general partner of Issuer determines in good faith that such disclosure would be materially detrimental to Issuer and its securityholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or Issuer was planning prior to receipt of the Take-Down Request to effect an underwritten public offering for Issuer's account of Issuer's securities of the same class as the Registrable Securities and Issuer expects that the date of the final prospectus or final prospectus supplement, as the case may be, to be used in connection with such public offering will be within 30 days following its receipt of a Take-Down Request. A deferral of the filing, effectiveness, supplement or amendment pursuant to this Section shall be lifted, and Issuer shall make the filing, supplement or amendment, or use its commercially reasonable efforts to cause the registration statement to be declared or kept effective and useable, forthwith if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed offering for Issuer's account is abandoned or no longer expected by Issuer to be effected within 30 days following its receipt of a Take-Down Request. A deferral pursuant to clause (ii) above shall be in addition to any applicable Lock-Up Agreement pursuant to Section 6. In order to defer the filing, effectiveness, supplement or amendment pursuant to this Section, Issuer shall promptly (but in any event, in the case of clause (i) above, within ten (10) business days after determining to seek such a deferral, and, in the case of clause (ii) above, within three (3) business days after receipt of a Take-Down Request) deliver to the Holders a certificate signed by an executive officer of the general partner of Issuer stating that Issuer is deferring such filing, effectiveness, supplement or amendment pursuant to this Section and a general statement of the reason for such deferral (which general statement, in the case of clause (ii) above, shall include a statement that Issuer was planning prior to receipt of the Take-Down Request to effect an underwritten public offering with an expected final prospectus or final prospectus supplement date, as the case may be, within 30 days following its receipt of the Take-Down Request), and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the Representative, on behalf of the Holders of Registrable Securities to be included in any offering pursuant to a Take-Down Request, may withdraw such request by giving written notice to Issuer. If withdrawn, the Take-Down Request shall be deemed not to have been made for all purposes of this Agreement other than this Section. Nothing in this Agreement shall require Issuer to (X) disclose information that the board of directors of the general partner of Issuer believes would be detrimental to Issuer and its securityholders or would have an adverse effect on any confidential negotiations or other confidential business activities, (Y) violate any law or regulation or (Z) breach any agreement with a third party.
      Additional Shelf Registration. If at any time after the Shelf Registration is declared effective by the Commission and prior to the Final Date the Shelf Registration is no longer in effect (except as provided by Section 3(f) above) and the Representative, on behalf of Holders of a majority of the then-outstanding Registrable Securities, so requests in writing, Issuer will prepare an additional shelf registration statement (the "Additional Shelf Registration") on behalf of the Holders on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Act with respect to all of the then-outstanding Registrable Securities. The terms and provisions of this Agreement that are applicable with respect to the Shelf Registration (except for the first sentence of Section 3(a)) shall be similarly applicable with respect to the Additional Shelf Registration. For the avoidance of doubt, the five-year period in clause (A) of the definition of "Final Date" in Section 3(b)(i) (and the five-year period in clause (X) of the final paragraph of Section 5) shall relate only to the date on which the Shelf Registration, and not the Additional Shelf Registration, was declared effective by the Commission, and any Take-Down Requests pursuant to the Shelf Registration that counted as such pursuant to this Section 3 shall similarly count as Take-Down Requests pursuant to the Additional Shelf Registration.

    Piggy-Back Registration

      Right to Piggyback. Except as provided in Section 4(d) below, if, at any time after the Lock Up Period but prior to the Final Date, Issuer proposes to file a registration statement under the Act, other than a shelf registration statement of Issuer pursuant to Rule 415 under the Act (an "Issuer Shelf Registration Statement"), or to make an offering from a then-effective Issuer Shelf Registration Statement, in each case with respect to the registration or offering of Common Units for its own account or on behalf of an Affiliate or Affiliates of Issuer (which term shall include for the purposes of this Section 4(a) any director or executive officer of Issuer or of an Affiliate of Issuer), then Issuer shall, in each such case, give written notice of such proposed filing or offering, as the case may be, to the Holders of Registrable Securities as soon as practicable, and such notice shall offer such Holders the opportunity to include Registrable Securities in any such registration statement (or, in the case of an offering from a then-effective Issuer Shelf Registration Statement, to include Registrable Securities covered by the Shelf Registration under Section 3 in a secondary offering concurrent with Issuer's primary offering of Common Units covered by the Issuer Shelf Registration Statement) pursuant to the terms hereof (each, a "Piggyback Registration"). Each Holder that, at the time of receiving such notice, holds at least 10% of the aggregate number of units of Registrable Securities issued on the date hereof pursuant to the Purchase Agreement and desires to include Registrable Securities in such registration statement (or, in the case of an offering from a then-effective Issuer Shelf Registration Statement, desires to include Registrable Securities covered by the Shelf Registration under Section 3 in a secondary offering concurrent with Issuer's primary offering of Common Units covered by the Issuer Shelf Registration Statement) on the same terms and conditions as the Common Units of Issuer or of such Affiliate or Affiliates of Issuer included therein, shall so advise Issuer in writing promptly, but in no event longer than within five (5) business days after the date of notice from Issuer, which notice from the Holder shall state the number of Registrable Securities desired to be registered or sold.
      Priority on Registrations; Expenses. If the managing underwriter or underwriters of a proposed underwritten offering advise Issuer and the Holders of such Registrable Securities that, in their judgment, because of the size of the offering which the Holders, Issuer and such other Persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included (taking into account, in addition to any considerations that the managing underwriter or underwriters deem relevant in its or their sole discretion, the timing and manner to effect the offering), then the amount of Registrable Securities to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if Common Units are being offered for the account of other Persons as well as Issuer, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such Registrable Securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such securities intended to be offered by such other Persons is reduced. Issuer will pay all Registration Expenses in connection with the Piggyback Registration; provided, however, that Issuer shall not be required to pay any fees and expenses of separate counsel for any of the Selling Holders incurred in connection with such Piggyback Registration.
      No Take-Down. A request by Holders to include Registrable Securities in a proposed underwritten offering pursuant to this Section 4 shall not be deemed to be a Take-Down Request under Section 3 of this Agreement.
      Certain Limitations. This Section 4 shall not apply to the registration or offering of Common Units in connection with the conversion or exercise of debentures, warrants or any other convertible security, a registration statement on Form S-4 or Form S-8 or any substitute form for comparable purposes that may be adopted by the Commission, a registration statement filed in connection with an exchange offer or an offering of securities solely to Issuer's existing security holders, or a registration statement filed at any time on or before December 19, 2003 in connection with Issuer's refinancing of any of its then-existing outstanding indebtedness incurred for the purpose of financing or refinancing the Cash Purchase Price (as defined in the Purchase Agreement).

    Registration Procedures

    Whenever the Holders have requested that any Registrable Securities be sold under Section 3 or 4 of this Agreement, Issuer will use its commercially reasonable efforts to effect the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request and with the Shelf Registration, Issuer will as promptly as practicable:

      prior to filing a registration statement or prospectus covering the Registrable Securities or any amendments or supplements thereto, furnish to counsel selected by the Holders of a majority in number of units of the Registrable Securities covered by such registration statement or prospectus (which counsel shall have been identified to Issuer in writing) copies of all such documents proposed to be filed, which documents will be subject to the reasonable and prompt review of such counsel;
        furnish to each Selling Holder such number of copies of a registration statement covering the Registrable Securities, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; and
        after the filing of the registration statement covering the Registrable Securities, promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;
      use its commercially reasonable efforts to register or qualify such Registrable Securities under such state securities or blue sky laws of such jurisdictions in the United States as the managing underwriter or underwriters request and do any and all other acts and things that may be necessary or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holders; provided, however, that Issuer will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;
      notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;
      enter into customary agreements (including an underwriting agreement in customary form) and take such other customary actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;
      make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Issuer's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that the Selling Holder shall have entered into a confidentiality agreement in customary form for such transaction and the Inspectors shall use their reasonable efforts to minimize the disruption to Issuer's business and, to that end, shall coordinate any such investigation of the books, records and properties of Issuer and any such discussions with Issuer's officers and accountants;
      use its commercially reasonable efforts to obtain special procedure and/or comfort letters from Issuer's independent public accountants in customary form and covering such matters of the type customarily covered by such letters as the managing underwriter or underwriters reasonably request and an opinion of outside counsel to Issuer covering such matters as are customarily covered by such opinions;
      otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with such registration, and make available to its security holders, in accordance with Section 11(a) of the Act, an earnings statement covering a period of 12 months beginning within three months after the effective date of the registration statement; and
      use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or national market on which similar securities issued by Issuer are then listed or quoted.

    Issuer may require each Selling Holder of Registrable Securities to furnish to Issuer such information and make such representations regarding the distribution of such Registrable Securities as Issuer may from time to time reasonably request in writing and such other information and representations as may be legally required or reasonably requested by Issuer in connection with such registration or offering of Registrable Securities.

    Each Selling Holder agrees that, upon receipt of a certificate from Issuer pursuant to Section 3(f) or any notice from Issuer of the happening of any event of the kind described in Section 5(c), such Selling Holder will forthwith discontinue any disposition of Registrable Securities until such Selling Holder's receipt of a supplemented or amended prospectus or until it is advised in writing by Issuer (the "Advice") that the use of the prospectus may be resumed, and, if so directed by Issuer, such Selling Holder will deliver to Issuer (at Issuer's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such certificate or notice. In the event Issuer shall give any such certificate or notice during the later of either (X) the fifth year following the date on which the Shelf Registration was declared effective by the Commission or (Y) the one-year period immediately preceding the date that Peabody was no longer an Affiliate of Issuer, Issuer shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such certificate or notice to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of a supplemented or amended prospectus or the Advice.

    Lock-Up Agreement for Underwritten Public Offerings

    Notwithstanding anything to the contrary herein and in addition to the transfer restrictions in Section 10, until the Final Date, in the event that Issuer effects any underwritten public offering of Issuer's securities of the same class as the Registrable Securities for Issuer's or any other Person's (including any Holder's) account, whether pursuant to Section 3 or Section 4 of this Agreement or otherwise, and a Locked-Up Holder is advised by the managing underwriter or underwriters for such offering that it or they expect to obtain lock-up agreements from Penn Virginia Corporation ("PVA") and its Affiliates (to the extent such entities own Common Units), Issuer and the directors and executive officers of its general partner who then each own at least 5,000 Common Units as provided below (it being understood that Issuer shall use its commercially reasonable efforts to cause any director or executive officer of its general partner who then owns less than 5,000 Common Units to enter into the requested lock-up agreement), each Locked-Up Holder agrees that it shall not Transfer, for a period beginning on the date designated by the managing underwriter or underwriters for such offering as the tenth (10th) trading day prior to the expected date of pricing such offering and ending on the earliest to occur of (a) the date that is 90 days after the date of the final prospectus or final prospectus supplement, as the case may be, filed with the Commission in connection with such offering, (b) if PVA and its Affiliates (to the extent such entities own Common Units), Issuer and the directors and executive officers of its general partner who then each own at least 5,000 Common Units do not, prior to or contemporaneously with pricing such offering, enter into a lock-up agreement, the date of pricing such offering, and (c) if the Persons specified in clause (b) above enter into a lock-up agreement, the expiration of such lock-up agreement or the earlier release by the managing underwriter or underwriters of any of such Persons from the lock-up agreement, any Registrable Securities (other than any Registrable Securities included in such offering) or other Common Units or Class B Common Units then owned by such Locked-Up Holder other than in a transaction that does not involve a public distribution (which, for purposes hereof, includes any Transfers in broker's transactions pursuant to Rule 144 (or any similar provision then in force) under the Act)) and that is exempt from the registration requirements of the Act and so long as such Locked-Up Holder causes the transferee to deliver to Issuer its written agreement with Issuer to be bound by this Section 6. Each Locked-Up Holder shall, contemporaneously with the execution of the lock-up agreements referenced in clause (c) above, enter into a written lock-up agreement with the underwriters of such offering consistent with this Section 6 (such written lock-up agreement, together with the Transfer restrictions that are effective from the tenth (10th) trading day prior to the expected date of pricing such offering, are collectively referred to herein as the "Lock-Up Agreement").

    Indemnification; Contribution

      Indemnification by Issuer. Issuer agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Issuer by a Selling Holder or on a Selling Holder's behalf expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (as then amended or supplemented, as applicable), which prospectus shall have been timely provided to the Seller Holder, was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Issuer also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section or such other indemnification customarily obtained by underwriters at the time of offering.
      Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors or agents) or any Person controlling any such Selling Holder in respect of which indemnity may be sought from Issuer in accordance with this Agreement, Issuer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder, and shall assume the payment of all expenses, promptly after receipt of written notice from such Selling Holder of such action or proceeding (it being understood and agreed that the failure to provide such written notice shall not relieve Issuer from any liability that it may have to such Selling Holder or controlling Person except to the extent that Issuer was actually prejudiced by such failure). Such Selling Holder or any controlling Person of such Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling Person unless Issuer has agreed to pay such fees and expenses or  the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such controlling Person and Issuer, and such Selling Holder or such controlling Person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling Person that are different from or additional to those available to Issuer (in which case, if such Selling Holder or such controlling Person notifies Issuer in writing that it elects to employ separate counsel at the expense of Issuer, Issuer shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling Person; it being understood, however, that Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Selling Holder and such controlling Persons, which firm shall be designated in writing by such Selling Holder). Issuer shall not be liable for any settlement of any such action or proceeding effected without Issuer's written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, Issuer agrees to indemnify and hold harmless such Selling Holder and such controlling Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.
      Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless Issuer, its general partner, the directors, officers and agents of Issuer and its general partner, each other Selling Holder and each Person, if any, who controls Issuer or such other Selling Holder within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, to the same extent as the foregoing indemnity from Issuer in Section 7(a), but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that such Selling Holder shall not be liable for any amounts in excess of the net proceeds received by such Selling Holder for the sale of its Registrable Securities. In case any action or proceeding shall be brought against Issuer, its general partner, the directors, officers or agents of Issuer or its general partner, or any such controlling Person, in respect of which indemnity may be sought against such Selling Holder in accordance with this Agreement, such Selling Holder shall have the rights and duties given to Issuer, and Issuer, its general partner, the directors, officers and agents of Issuer and its general partner and such controlling Person shall have the rights and duties given to such Selling Holder, pursuant to Section 7(b). Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of Issuer provided in this Section.
      Contribution. If the indemnification provided for in this Section is unavailable to Issuer, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between Issuer and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Issuer and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Issuer and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations and as between Issuer, on the one hand, and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Issuer and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Issuer and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Issuer and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Issuer and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Issuer and the Selling Holders or by the underwriters. The relative fault of Issuer on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    Participation in Underwritten Registrations

    No Person may participate in any underwritten registration hereunder unless such Person agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

    Rule 144

    Issuer covenants that it will file any reports required to be filed by it under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 under the Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission). Upon the reasonable request of any Holder, Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

    Limitation on Transfer of Registrable Securities

      During a period of one year (the "Lock Up Period") from the date of this Agreement, no Holder shall, by operation of law or otherwise, sell, assign, transfer, convey, pledge, hypothecate, encumber or otherwise dispose of (collectively, a "Transfer") any Registrable Securities held by such Holder, including pursuant to this Agreement; provided, however, that, upon prior written notice to Issuer, subject to Section 6:
        a Holder may Transfer its Registrable Securities to any Affiliate of such Holder so long as such Affiliate executes and delivers to Issuer its written agreement to be bound by the terms and conditions of this Agreement, a Holder may Transfer its Registrable Securities to a Person other than an Affiliate in a transaction that does not involve a public distribution (which, for purposes hereof, includes any Transfers in broker's transactions pursuant to Rule 144 (or any similar provision then in force) under the Act) and that is exempt from the registration requirements of the Act so long as such Person executes and delivers to Issuer its written agreement to be bound by Section 6 and this Section 10(a) of this Agreement and such Holder causes to be delivered to Issuer prior to such Transfer an opinion of counsel reasonably satisfactory to Issuer that such Transfer is in compliance with the applicable exemption under the Act and any other applicable federal and state securities laws, and a Holder that is Peabody or an Affiliate of Peabody, upon exercise by Peabody of its rights under Section 9.1 of the Purchase Agreement to purchase the Assets (as defined in the Purchase Agreement) upon the occurrence of a Change of Control (as defined in the Purchase Agreement), may Transfer its Registrable Securities to any Person for the purpose of financing the purchase of such Assets in a transaction that does not involve a public distribution (which, for purposes hereof, includes any Transfers in broker's transactions pursuant to Rule 144 (or any similar provision then in force) under the Act) and that is exempt from the registration requirements of the Act and so long as such Holder causes to be delivered to Issuer prior to such Transfer an opinion of counsel reasonably satisfactory to Issuer that such Transfer is in compliance with the applicable exemption under the Act and any other applicable federal and state securities laws.
      After the Lock Up Period, a Holder, subject to Section 6 and in addition to any Transfers pursuant to Section 3 or Section 4, may Transfer all or any part of its Registrable Securities in a transaction that does not involve a public distribution (which, for purposes hereof, includes any Transfers in broker's transactions pursuant to Rule 144 (or any similar provision then in force) under the Act) and that is exempt from the registration requirements of the Act so long as such Holder causes to be delivered to Issuer prior to such Transfer an opinion of counsel reasonably satisfactory to Issuer that such Transfer is in compliance with the applicable exemption under Act and any other applicable federal and state securities laws.
      After the Lock-Up Period, subject to Section 6, in connection with (i) a Take-Down Request with respect to which Issuer exercises its delay rights under Section 3(f) and such Take-Down Request was withdrawn pursuant to Section 3(f), or (ii) a Take-Down Request or a Piggyback Registration with respect to which Registrable Securities requested to be included in such offering were not included pursuant to Section 3(c) or Section 4(b) or (iii) a Take-Down Request with respect to which the sale of Registrable Securities is not consummated because (A) at least three underwriters that otherwise were eligible to have been selected by Issuer or the Representative, as the case may be, pursuant to Section 3(d) were unwilling to serve in such capacity after having been offered the opportunity by Issuer or the Representative, as the case may be, or (B) any underwriter so selected is unable to consummate such offering or elects not to proceed with the consummation of such offering, in either case because of the failure of a closing condition or the occurrence of a termination event under the applicable underwriting agreement that is not due to any act or omission of any Holder, then the Holders of Registrable Securities that were to be included in such underwritten public offering hereunder shall be permitted to Transfer up to 500,000 units of Registrable Securities in the case of clauses (i) and (iii) above and up to the number of units of Registrable Securities equal to 500,000 minus the number of units of any Registrable Securities sold pursuant to the Take-Down Request or Piggyback Registration in the case of clause (ii) above, in each case in a transaction in compliance with the Act and any other applicable federal and state securities laws and so long as such Holders cause to be delivered to Issuer prior to such Transfer an opinion of counsel reasonably satisfactory to Issuer that such Transfer is so in compliance (provided that such opinion of counsel shall not be required if the Transfer is pursuant Section 3), provided, however, that, in the case of clause (i) above, in addition to the foregoing requirements, such Transfer shall not be made under a Shelf Registration pursuant to Section 3 so long as the effectiveness or usability of the Shelf Registration or related prospectus or prospectus supplement has been deferred under Section 3(f)(i) or, with respect to an underwritten public offering that Issuer has not yet publicly disclosed, Section 3(f)(ii).
      If a Holder transfers Registrable Securities to a third party in accordance with this Section 10 and the transferee agrees in connection therewith to be subject to a lock-up agreement or other similar transfer restrictions with respect to such transferred securities, then such Holder shall cause Issuer to be named expressly as an intended third-party beneficiary of such lock-up agreement or other transfer restriction.
      In no event shall any transferee of Registrable Securities hereunder be entitled to any benefits under this Agreement unless and until such transferee executes and delivers to Issuer its written agreement to be bound by all terms and conditions of this Agreement.

    Miscellaneous

      Binding Effect. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, transferees, successors and assigns.
      Entire Agreement; No Inconsistent Agreements. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Issuer has not entered into, and will not enter into at any time after the execution of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to Holders of Registrable Securities in this Agreement.
      Amendment. This Agreement may be amended or terminated only by a written instrument signed by Issuer and the Holders of a majority of then outstanding Registrable Securities.
      Applicable Law. The internal laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement.
      Notices. Except as otherwise specified in this Agreement, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date when personally delivered to the party to whom notice is to be given, on the date of transmission if sent by confirmed facsimile transmission, or on the second day after mailing, if mailed to the party to whom notice is to be given, by certified mail, postage prepaid, and properly addressed as follows:
        To Issuer at:

        Penn Virginia Resource Partners, L.P.
        One Radnor Corporate Center, Suite 200
        100 Matsonford Road
        Radnor, Pennsylvania 19087
        Attention: Nancy M. Snyder, Esquire
        Vice President and General Counsel
        Facsimile No. (610) 687-3688

        with a copy to:

        Vinson & Elkins L.L.P.
        666 Fifth Avenue, 26th Floor
        New York, New York 10103
        Attention: Mike Rosenwasser
        Facsimile No. (917) 206-8100

        To Peabody at:

      Peabody Energy Corporation
      701 Market Street
      St. Louis, Missouri 63102
      Attention: Jeffery L. Klinger
      Facsimile No. (314) 342-3419

      with a copy to:

      Baker Botts L.L.P.
      One Shell Plaza
      910 Louisiana Street
      Houston, Texas 77002-4995
      Attention: Hugh Tucker
      Facsimile No. (713) 229-2856

      Any party may change its address for the purposes of this Section by giving the other party to this Agreement written notice of the new address in the manner set forth above.

      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.
      Costs, Expenses and Fees. Each party agrees to pay to the other party, on demand, all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by such other party in connection with any actions required in connection with the enforcement of this Agreement in the event such initial party is judicially determined to have breached this Agreement.
      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.
      Assignment. No party may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that a Holder, upon prior written notice to Issuer, may assign its rights and interests hereunder to any Affiliate of such Holder or any other transferee of Registrable Securities pursuant to Section 10; provided further, however, that no assignee shall be entitled to the benefits of this Agreement unless and until such assignee executes and delivers to Issuer its written agreement to be bound by the terms and conditions of this Agreement.
      No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person other than Issuer, any Person who is or becomes a Holder and, with respect to the rights to indemnification and contribution under Section 7, any other indemnified Persons.
      Appointment of Representative. Each Holder hereby appoints Peabody Energy Corporation (the "Representative") as such Holder's representative to act on behalf of such Holder in connection with any matters hereunder permitted or required to be performed by the Representative, and Issuer and any third parties, in connection with any such matters, shall be entitled to rely, as being binding on each and every Holder, upon any document or other paper believed by Issuer or such third parties to be genuine and correct and to have been signed or sent by the Representative in such capacity, and Issuer shall not be liable to any Holder for any action or omission of Issuer or any third party in reliance on the Representative. If Peabody Energy Corporation or any of its Affiliates ceases to be a Holder of any Registrable Securities hereunder and Registrable Securities remain outstanding, then the Holders of a majority of the units of Registrable Securities then outstanding shall, as a condition to any Holder receiving or being entitled to any of the rights or benefits afforded to Holders under this Agreement, select one Holder to be the Representative and shall provide written notice to Issuer of the Representative so selected. Each Holder agrees (which agreement will survive any termination of this Agreement) to jointly and severally indemnify and hold harmless the Representative from and against any and all liability, including costs, expenses and legal fees reasonably incurred, in connection with the performance of its duties as Representative under this Agreement.
      Confidentiality. Each Holder shall hold in strict confidence any information it receives in connection with Issuer's performance of its obligations hereunder regarding Issuer or its Affiliates that is not available to the public generally, including, without limitation, any such information received in a certificate pursuant to Section 3(f) or a notice pursuant to Section 4(a); provided, however, that such restrictions shall not apply to information that is required to be disclosed pursuant to an order of a court or governmental authority, subpoena or legal process; provided further, however, that each Holder shall notify Issuer immediately upon becoming aware of any order of a court or government authority, subpoena or other legal process providing for disclosure or production of information subject to the above restriction. The obligations of a Holder pursuant to this Section 11(l) shall continue following the time such Person ceases to be a Holder. Each Holder acknowledges that disclosure of information in violation of this Section 11(l) may cause irreparable injury to Issuer and its Affiliates for which monetary damages are inadequate. Accordingly, each Holder agrees that its obligation under this Section 11(l) may be enforced by specific performance and that breaches or prospective breaches of this Section 11(l) may be enjoined.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:

PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership

By: PENN VIRGINIA RESOURCE GP, LLC, its general partner

By:
Name: Nancy M. Snyder
Title: Vice President

PEABODY:

PEABODY NATURAL RESOURCES COMPANY, a Delaware general partnership

By: Gold Fields Mining Corporation, its partner

By:
Name: Mark N. Schroeder
Title: Vice President